UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2002

CNET NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street
San Francisco, CA    94105

(Address of principal executive offices including zip code)

(415) 344-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Items.

At the annual meeting of stockholders on June 12, 2002, CNET Networks's shareholders approved the amendment of the company's stock option plans to permit the exchange of options having a strike price in excess of $12.00 for a lesser number of new options to be granted at least six months and one day from cancellation of the surrendered options. Eighty-five percent of shares voting at the meeting voted in favor of the proposal.

The company will file a Schedule T-O relating to the exchange shortly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2002

CNET NETWORKS, INC.

By: /s/ DOUGLAS WOODRUM

Name: Douglas Woodrum
Title: Chief Financial Officer